Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Trustees
The MasTec, Inc. 401(k) Retirement Plan
Coral Gables, FL
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Registration Statement Number 333-139996 and 033-55327) of our report dated June 29, 2009, relating to the financial statements and supplemental schedule of MasTec, Inc. 401 (k) Retirement Plan appearing on this Form 11-K for the year ended December 31, 2008.
/s/ BDO Seidman, LLP
Miami, FL
June 29, 2009

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